Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

Turlington and Company, L.L.P.
Certified Public Accountants

     We hereby consent to the incorporation by reference of our report dated January 31, 2005, which appears on Pages 33 and 34 of this Form 10-K for LSB Bancshares, Inc. and subsidiaries for the year ended December 31, 2004.

     The audit referred to in the above mentioned reports also included the consolidated balance sheets of LSB Bancshares, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the three years in the three-year period ended December 31, 2004 listed in the accompanying indexes. In our opinion, such financial schedules present fairly the information required to be set forth therein.

Very truly yours,

Turlington and Company, L.L.P.
Lexington, North Carolina
January 31, 2005

509 East Center Street • Post Office Box 1697 • Lexington, NC 27293-1697
Office: 336-249-6856 — Facsimile: 336-248-8697
www.turlingtonandcompany.com

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